Exhibit 99.1

For Immediate Release

Contact: James Edgemond

(301) 608-9292

Jedgemond@unither.com

UNITED THERAPEUTICS CORPORATION REPORTS

SECOND QUARTER 2017 FINANCIAL RESULTS

Silver Spring, MD and Research Triangle Park, NC, July 27, 2017: United Therapeutics Corporation (NASDAQ: UTHR) today announced its financial results for the second quarter ended June 30, 2017.

“Our second quarter total net revenues reached $445 million, our highest quarterly net revenue level ever,” said Martine Rothblatt, Ph.D., United Therapeutics Chairman and Chief Executive Officer. “We continue to believe that Orenitram is well-positioned given the large and growing number of pulmonary arterial hypertension (PAH) patients in need of a true prostacyclin analogue therapy following their use of other oral therapies, and we think we are beginning to see the early signs of this transition reflected in Orenitram’s 21% growth in second quarter net revenues as compared to the second quarter of 2016. We are also advancing a growing number of pipeline priorities such as our new chemical entity esuberaprost, which has fully enrolled its phase III BEAT study, our phase III studies of new indications related to pulmonary fibrosis and heart failure, and our new organ manufacturing technologies, since lung transplantation is currently the only curative treatment for PAH.”

Key financial highlights include (dollars in millions, except per share data):

	Three Months Ended June 30,		Percentage
	2017	2016	Changes

Revenues	$444.6	$412.6	8%
Net (loss) income	$(56.0)	$206.1	(127)%
Non-GAAP earnings(1)	$199.2	$207.2	(4)%
Net (loss) income, per diluted share	$(1.25)	$4.39	(128)%
Non-GAAP earnings, per diluted share(1)	$4.37	$4.42	(1)%

(1)                     See definition of non-GAAP earnings, a non-GAAP financial measure, and a reconciliation of net income to non-GAAP earnings below.

Financial Results for the Three Months Ended June 30, 2017 compared to the Three Months Ended June 30, 2016

Revenues

The following table presents the components of total revenues (dollars in millions):

	Three Months Ended June 30,		Percentage
	2017	2016	Change
Net product sales:
Remodulin®	$157.7	$158.9	(1)%
Tyvaso®	104.2	107.0	(3)%
Adcirca®	120.6	90.9	33%
Orenitram®	46.0	38.0	21%
Unituxin®	16.1	17.8	(10)%
Total revenues	$444.6	$412.6	8%

Revenues for the three months ended June 30, 2017 increased by $32.0 million compared to the same period in 2016. The growth in revenues resulted from the following: (1) a $29.7 million increase in Adcirca net product sales; and (2) an $8.0 million increase in Orenitram net product sales. These increases were partially offset by a $2.8 million decrease in Tyvaso net product sales, a $1.7 million decrease in Unituxin net product sales, and a $1.2 million decrease in Remodulin net product sales.

Expenses

Cost of product sales. The table below summarizes cost of product sales by major category (dollars in millions):

	Three Months Ended June 30,		Percentage
	2017	2016	Change
Category:
Cost of product sales, excluding share-based compensation	$19.3	$20.0	(4)%
Share-based compensation benefit(1)	(0.4)	—	n/a
Total cost of product sales	$18.9	$20.0	(6)%

(1)                     Refer to Share-based compensation (benefit) expense below for discussion.

Research and development expense. The table below summarizes research and development expense by major category (dollars in millions):

	Three Months Ended June 30,		Percentage
	2017	2016	Change
Category:
Research and development, excluding share-based compensation	$61.6	$37.0	66%
Share-based compensation benefit(1)	(1.8)	(1.8)	0%
Total research and development expense	$59.8	$35.2	70%

(1)                     Refer to Share-based compensation (benefit) expense below for discussion.

Research and development, excluding share-based compensation. The increase in research and development expense of $24.6 million for the three months ended June 30, 2017, as compared to the same period in 2016, was driven by the expansion of our pipeline programs to treat cardiopulmonary diseases and cancer and to develop technologies in organ manufacturing. Research and development expense for the treatment of cardiopulmonary diseases increased by $8.5 million for the three months ended June 30, 2017, as compared to the same period in 2016, due to increased spending on several clinical and non-clinical studies, including FREEDOM-EV, INCREASE and SOUTHPAW, and the development of new drug delivery devices. Research and development expenses for cancer-related projects increased by $6.9 million for the three months ended June 30, 2017, as compared to the same period in 2016, driven by an increase in spending on clinical studies of dinutuximab in adult patients with small cell lung cancer. Research and development expenses for our organ manufacturing projects increased by $9.3 million for the three months ended June 30, 2017, as compared to the same period in 2016, due to increases in preclinical work on technologies designed to increase the supply and distribution of transplantable organs and tissues.

Selling, general and administrative expense. The table below summarizes selling, general and administrative expense by major category (dollars in millions):

	Three Months Ended June 30,		Percentage
	2017	2016	Change
Category:
General and administrative, excluding share-based compensation	$51.6	$44.2	17%
Sales and marketing, excluding share-based compensation	15.5	24.7	(37)%
Share-based compensation expense(1)	0.3	3.3	(91)%
Total selling, general and administrative expense	$67.4	$72.2	(7)%

(1)                     Refer to Share-based compensation (benefit) expense below for discussion.

General and administrative, excluding share-based compensation. The increase in general and administrative expense of $7.4 million for the three months ended June 30, 2017, as compared to the same period in 2016, was driven by a $6.7 million increase in legal fees incurred to defend our intellectual property rights and to cooperate with the request from the U.S. Department of Justice for documents regarding our support of 501(c)(3) organizations that provide financial assistance to patients.

Sales and marketing, excluding share-based compensation. The decrease in sales and marketing expense of $9.2 million for the three months ended June 30, 2017, as compared to the same period in 2016, was driven by a $5.2 million decrease in external consulting and marketing related expenses and a $3.2 million decrease in compensation and related costs associated with the 2016 consolidation of the sales and marketing staff.

Share-based compensation (benefit) expense. The table below summarizes share-based compensation (benefit) expense by major category (dollars in millions):

	Three Months Ended June 30,		Percentage
	2017	2016	Change
Category:
Share tracking awards plan	$(14.9)	$(14.4)	(3)%
Stock options	12.2	15.3	(20)%
Other(1)	0.8	0.6	33%
Total share-based compensation (benefit) expense	$(1.9)	$1.5	(227)%

(1)                     Includes expense related to restricted stock units and employee stock purchase plan.

Share tracking awards plan. We re-measure the fair value of share tracking awards at the end of each financial reporting period. Changes in the share tracking award liability resulting from such re-measurements are recorded as adjustments to share-based compensation (benefit) expense. Decreases in our stock price will generally result in a reduction in the share tracking award liability.

Estimated Loss Contingency

We are engaged in settlement negotiations with the U.S. Department of Justice (DOJ) to resolve an investigation related to our support of 501(c)(3) organizations that provide financial assistance to patients. During the second quarter of 2017, we recorded a $210 million accrual relating to this matter. The accrual was recorded in other current liabilities on the consolidated balance sheets and as an operating expense on the consolidated statements of operations. This matter is described in more detail in Note 12—Litigation—Department of Justice Subpoena, to our consolidated financial statements included within our Quarterly Report on Form 10-Q for the period ended June 30, 2017.

Impairment of Cost Method Investment

During the quarter ended June 30, 2017, one of our cost method investments in a privately-held company experienced an event triggering an impairment analysis to evaluate the recoverability of our investment. We determined that the current fair value of our investment was lower than its carrying value, resulting in an impairment charge of $46.5 million. As of June 30, 2017, the adjusted carrying value of our investment in this company is $53.5 million.

Income Tax Expense

The provision for income taxes was $100.2 million for the three months ended June 30, 2017 as compared to $79.6 million for the same period in 2016. The provision for income taxes is based on an estimated effective tax rate for the entire year. The estimated annual effective tax rate is subject to adjustment in subsequent quarterly periods if components used to estimate the effective tax rate are updated or revised. Our effective tax rate as of June 30, 2017 and June 30, 2016, was approximately 60 percent and approximately 32 percent, respectively. Our 2017 effective tax rate increased compared to 2016 primarily due to the $210.0 million accrual relating to our DOJ negotiations and our $46.5 million impairment charge on a cost method investment, neither of which currently meets the criteria for tax deductibility.

Share Repurchase

In May 2017, we paid $250.0 million to enter into an accelerated share repurchase agreement (ASR) with Citibank, N.A. (Citibank). Under the ASR, we will repurchase a variable number of our shares subject to upper and lower stock price limits that establish the minimum and maximum number of shares that can be repurchased. The final number of shares to be repurchased under the ASR will be determined based on the average of the daily volume weighted average price of our common stock over a specified period ending on the contract termination date. The ASR is scheduled to terminate during the fourth quarter of 2017; however, Citibank can accelerate termination of the agreement at its option. Pursuant to the terms of the ASR, in June 2017, Citibank delivered to us approximately 1.7 million shares of our common stock, representing the minimum number of shares we are entitled to receive under the ASR. Upon settlement of the ASR, we may receive additional shares of our common stock.

Non-GAAP Earnings

Non-GAAP earnings is defined as net income, adjusted for: (1) share-based compensation expense (benefit), net (including expenses relating to stock options, share tracking awards, restricted stock units and our employee stock purchase plan); (2) extraordinary, non-recurring and unusual items; and (3) tax impact on non-GAAP earnings adjustments. Beginning in the first quarter of 2017, we no longer adjust our non-GAAP results for interest expense, depreciation and amortization. We believe these changes provide a better view of the company’s regular and on-going operations. Prior year amounts reflect this change for comparability purposes.

A reconciliation of net income to non-GAAP earnings is presented below (in millions, except per share data):

	Three Months Ended June 30,
	2017	2016
Net (loss) income, as reported	$(56.0)	$206.1
Adjusted for:
Share-based compensation (benefit) expense, net(1)	(1.9)	1.5
Estimated loss contingency(2)	210.0	––
Impairment of cost method investment(2)	46.5	—
Tax benefit (expense)(1)	0.6	(0.4)
Non-GAAP earnings	$199.2	$207.2
Non-GAAP earnings per share:
Basic	$4.44	$4.68
Diluted	$4.37	$4.42
Weighted average number of common shares outstanding:
Basic	44.9	44.3
Diluted	45.6	46.9

(1)                     We calculated the total tax impact of non-discrete quarterly non-GAAP earnings adjustments based on our actual quarterly effective income tax rates, before considering discrete items, of approximately 33 percent and approximately 28 percent for the quarters ended June 30, 2017 and 2016, respectively.

(2)                     These non-GAAP earnings adjustments are currently not considered tax deductible.

Conference Call

We will host a half-hour teleconference on Thursday, July 27, 2017, at 9:00 a.m. Eastern Time. The teleconference is accessible by dialing 1-877-351-5881, with international callers dialing 1-970-315-0533. A rebroadcast of the teleconference will be available for one week by dialing 1-855-859-2056, with international callers dialing 1-404-537-3406, and using access code: 51149275.

This teleconference is also being webcast and can be accessed via our website at http://ir.unither.com/events.cfm.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of innovative products to address the unmet medical needs of patients with chronic and life-threatening conditions.

Non-GAAP Financial Information

This press release contains a financial measure, non-GAAP earnings, which does not comply with United States generally accepted accounting principles (GAAP). This measure supplements our financial results prepared in accordance with GAAP as reported below.

We use non-GAAP earnings to assist us in: (1) planning, including the preparation of our annual operating budget; (2) allocating resources in an effort to enhance the financial performance of our business; (3) evaluating the effectiveness of our operational strategies; and (4) assessing our capacity to fund capital expenditures and expand our business. We believe this non-GAAP financial measure improves investors’ understanding of our financial results by excluding certain expenses that we do not consider when evaluating and comparing the performance of our core operations and making operating decisions. However, there are limitations in the use of this non-GAAP financial measure in that it excludes certain operating expenses that are recurring in nature. In addition, the calculation of our non-GAAP financial measure may differ from the methodology used by other companies. The presentation of our non-GAAP financial measure should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. A reconciliation of net income, the most directly comparable GAAP financial measure, to non-GAAP earnings can be found in the table above under the heading, Non-GAAP Earnings.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding the potential transition of patients onto Orenitram following the use of other oral therapies, the outcome of our negotiations with the DOJ, and our pipeline program. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of July 27, 2017, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.  [uthr-g]

Orenitram, Remodulin, Tyvaso and Unituxin are registered trademarks of United Therapeutics Corporation.

Adcirca is a registered trademark of Eli Lilly and Company.

UNITED THERAPEUTICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

	Three Months Ended June 30,
	2017	2016
	(Unaudited)
Revenues:
Net product sales	$444.6	$412.6
Total revenues	444.6	412.6
Operating expenses:
Cost of product sales	18.9	20.0
Research and development	59.8	35.2
Selling, general and administrative	67.4	72.2
Estimated loss contingency	210.0	––
Total operating expenses	356.1	127.4
Operating income	88.5	285.2
Other (expense) income:
Interest expense	(1.4)	(0.6)
Other, net	3.6	1.1
Impairment of cost method investment	(46.5)	—
Total other (expense) income, net	(44.3)	0.5
Income before income taxes	44.2	285.7
Income tax expense	(100.2)	(79.6)
Net (loss) income	$(56.0)	$206.1
Net (loss) income per common share:
Basic	$(1.25)	$4.65
Diluted	$(1.25)	$4.39
Weighted average number of common shares outstanding:
Basic	44.9	44.3
Diluted	44.9	46.9

SELECTED CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in millions)

June 30, 2017
Cash, cash equivalents and marketable investments	$1,331.4
Total assets	2,691.5
Total liabilities and temporary equity	915.4
Total stockholders’ equity	1,776.1